FORM OF POSTING AGREEMENT

THIS POSTING AGREEMENT (the “Agreement”) is made as of this 2nd day of April, 2014, by and between YouFunding Inc., a Delaware corporation (“YouFunding”) and Co-Signer, Inc., a Nevada corporation (Co-Signer”), to engage YouFunding to act as the Company’s online intermediary technology platform in connection with the Company’s proposed private placement offering (the “Offering”) in an amount of up to $1,250,000 (with a minimum aggregate principal amount of $250,000 (the “Securities”) of [type of securities] issued by the Company.

WHEREAS, YouFunding operates the website www.youfunding.com, an intermediary technology platform that permits issuers to independently connect with prospective investors (the “Platform”).

NOW, THEREFORE, the undersigned, in consideration of the foregoing and for other good and valuable consideration, receipt of which is hereby acknowledged, intending to be legally bound, hereby agree as follows:

1. Appointment. Subject to the terms and conditions of this Agreement, the Company hereby retains YouFunding, and YouFunding hereby agrees to act, as the Company’s intermediary funding platform in connection with the Offering. The Company will be permitted to make available certain offering documents to prospective investors on the Platform. The Company acknowledges and agrees that YouFunding is only required to use its “commercially reasonable efforts” in connection with its activities hereunder and the posting of any content by the Company on the Platform shall be at YouFunding’s sole discretion. The Company acknowledges that YouFunding is not a registered broker-dealer or registered as an investment adviser and will not perform any activities requiring registration with the Financial Industry Regulatory Authority or the U.S. Securities and Exchange Commission.

2. Information. The Company recognizes that, in completing its engagement hereunder, YouFunding may be using and relying on both publicly available information and on data, material and other information (including non-public information) furnished to YouFunding by the Company. The Company will furnish to investors any and all information and data concerning the Company, its business, financial condition and plans for the Offering that may be required by Federal and state securities regulations (the “Information”), including any materials which summarize the opportunity for potential investors to be used in connection with the Offering to the extent such material is made available (collectively, the “Offering Materials”). Any Information and Offering Materials forwarded to prospective investors or made available on the Platform will be in compliance with Federal and states securities laws and acceptable to both YouFunding and its counsel. The Company represents and warrants that, to its knowledge, all Information and the Offering Materials, including, but not limited to, the Company’s financial statements, will be complete and correct in all material respects and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading. YouFunding will not be obligated to verify the accuracy and adequicy of such information supplied or disclosed to potential investors. YouFunding grants the Company a limited, revocable, non-exclusive, non-transferrable license to post the Offering Materials on the Platform at www.YouFunding.com. YouFunding shall be entitled to rely upon any representations, warranties or covenants made by any third-parties disclosed in the Offering Material to the Company or by the Company to any third-party.

3. Service. Subject to the terms of this Agreement, YouFunding agrees to permit the Company to post the Offering on the Platform which permits the general solicitation and sale of securities pursuant to Rule 506(c) of Regulation D under the Securities Act of 1933, as amended (“Securities Act”) to “accredited investors,” as defined by Rule 501 of Regulation D under the Securities Act. The Company’s use of the Platform shall be subject to the Terms of Use and Privacy Policy, which may be amended from time to time, posted on the Platform. YouFunding grants the Company a limited and revocable license to use the Platform in accordance with the terms of this Agreement. The Company agrees that it shall be required to engage an escrow agent for the Offering and, in the event the Offering is terminated by YouFunding, all funds held in escrow shall be promptly returned to investors.

4. Compensation. For the platform posting services described in Section 3, YouFunding shall be entitled to receive a fee of $0.00 upon execution of this Agreement. The traffic to the site will act as compensation.

5. Term of Engagement. This Agreement will remain in effect for 6 months from the date hereof. The parties hereto may terminate or extend this Agreement at any time by written consent. This Agreement may be terminated upon 30 days written notice by either party.

6. Indemnification. To the fullest extent permissibly by law, the Company will defend, indemnify, and hold harmless YouFunding (including its officers, directors and agents) from and against any and all claims, losses, damages, and liabilities, joint or several, (or actions, including shareholder actions, in respect thereof) related to or arising directly or indirectly out of the services contemplated hereunder, including but not limited to any and all representations, warranties and covenants of the Company set forth in this Agreement. The Company will not, however, be responsible for any claims, losses, damages, liabilities, or expenses, which are finally judicially determined to have resulted solely from YouFunding’s gross negligence or intentional misconduct. The Company shall assume the defense of such action, including the employment and fees of counsel (reasonably satisfactory to YouFunding) and payment of accountable expenses.

7. Representations and Warranties. Each of YouFunding and the Company represents and warrants that it has full right, power and authority to enter into this Agreement and to perform all of its obligations hereunder, (b) this Agreement has been duly authorized and executed and constitutes a legal, valid and binding agreement of such party enforceable in accordance with its terms. The Company represents and warrants that all information posted on the Platform with respect to the Company will be complete and accurate in all material respects and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading. YouFunding will not be required to independently verify the accuracy and adequacy of such information supplied or disclosed to potential investors. The Company represents that it has not taken, and it will not take any action, directly or indirectly, so as to cause the Offering to fail to be entitled to rely upon the exemption from registration afforded by Section 4(a)(2) of the Securities Act and other applicable rules and regulations, including filing any state “blue sky” filings. The Company agrees that any representations and warranties made by it to any prospective investor in the Offering or placement agent shall be deemed also to be made to YouFunding for its benefit and YouFunding shall be deemed a third-party beneficiary to any such agreements.

8. Parties; Assignment; Independent Contractor; Governing Law; No Tax Advice.  This Agreement has been and is made solely for the benefit of the Company and each of the persons, agents, employees, officers, directors and controlling persons and their respective heirs, executors, personal representatives, successors and assigns, and nothing contained in this Agreement will confer any rights upon, nor will this Agreement be construed to create any rights in, any person who is not party to such Agreement, other than as set forth in this section. The rights and obligations of the parties under this Agreement may not be assigned without the prior written consent of the other parties hereto and any other purported assignment will be null and void. YouFunding has been retained under this Agreement as an independent contractor, and it is understood and agreed that this Agreement does not create a fiduciary relationship between YouFunding and the Company (including the Company) or their respective Boards of Directors. YouFunding shall not be considered to be the agents of the Company for any purpose whatsoever and YouFunding is not granted any right or authority to assume or create any obligation or liability, express or implied, on the Company’s behalf, in any manner whatsoever. The Company acknowledges that YouFunding does not provide accounting, investment, tax or legal advice. This Agreement shall be construed and interpreted in accordance with the laws of the State of New York, without giving effect to its rules regarding conflicts of laws.

9. Exclusivity. The Company’s engagement with YouFunding pursuant to this Agreement shall not be deemed to be exclusive and it is expressly understood that the Company, at its own expense, may post the Offering Materials on competitive peer accredited investor technology platforms (each, an “Alternative Platform”) that permit issuers to independently connect with prospective accredited investors; provided, however, that the Company shall not enter into any agreement with an Alternative Platform in connection with the Offering to solicit Investors for the Company . The Company agrees that any Investors identified through such an Alternative Platform shall be directed to invest in the Offering through the Platform. The Company shall not undertake any such activities with an Alternative Platform that, in its reasonable good faith judgment, will adversely affect the performance of its obligations under this Agreement.

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10. Notices. Any notices required by this Agreement shall be in writing and shall be addressed, and delivered or mailed postage prepaid, to the other parties hereto at such addresses as such other parties may designate from time to time for the receipt of such notices. Until further notice, the address of each party to this Agreement for this purpose shall be the following:

If to YouFunding:

132 Old Sib Rd

Ridgefield,CT 06877

If to Co-Signer:

8275 S. Eastern Avenue, Suite 200-661

Las Vegas, NV.89123

11. Disclaimer. The Company acknowledges and agrees that its use of the Platform provided by YouFunding is done at its own risk. To the fullest extent permissible by law, neither YouFunding nor any other party involved in creating, producing, or delivering the Platform shall be liable for any direct, incidental, consequential, indirect or punitive damages arising out of the Company’s access to, or use of, the Platform. Without limiting the foregoing, everything on the Platform is provided to the Company “as is” and “as available” without warranty of any kind, either expressed or implied, including but not limited to, the implied warranties of merchantability, fitness for a particular purpose, or non-infringement. It is expressly understood that none of the services provided by YouFunding, as set forth in this Agreement, should be deemed legal advice. Although the Company makes no representation or warranties that offerings on the Platform comply with Federal or state securities laws, the Company shall consult its own legal counsel to independently determine whether use of the Portal for the Offering complies with applicable Federal and state securities laws, rules and regulations.

12. Validity. In case any term of this Agreement will be held invalid, illegal or unenforceable, in whole or in part, the validity of any of the other terms of this Agreement will not in any way be affected thereby.

13. Entire Agreement Counterparts; Amendments. This Agreement is the final, complete, and exclusive agreement of the parties with respect to the subject matter hereof and supersedes and merges all prior or contemporaneous communications and understandings between the parties. No modification of or amendment to this Agreement will be effective unless in writing and signed by the party to be charged. This Agreement may be executed in counterparts and each of such counterparts will for all purposes be deemed to be an original, and such counterparts will together constitute one and the same instrument.

14. Press Announcements. The parties hereto agree that YouFunding shall, from and after any closing of the Offering, have the right to reference the Offering and YouFunding’s role in connection therewith in YouFunding marketing materials and on its website and to place advertisements in financial and other newspapers and journals, in each case at its own expense.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized officers as of the date hereof.

YOUFUNDING INC.

By: /s/ Don Hunter

Name: Don Hunter

Title: CEO

Co-Signer, Inc.

By: /s/ Kurt A. Kramarenko

Name: Kurt A. Kramarenko

Title: CEO & President

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